NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:
Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Announces First Quarter Earnings

        HAMILTON, Bermuda – April 18, 2005 — Everest Re Group, Ltd. (NYSE: RE) reported first quarter 2005 after-tax operating income1, which excludes realized capital gains and losses, of $165.2 million, or $2.90 per diluted share, a 9% increase compared to $151.5 million, or $2.67 per diluted share, in the first quarter of 2004. First quarter 2005 net income increased 32.5% to $167.1 million, or $2.93 per diluted share, compared to $126.1 million, or $2.22 per diluted share, in the first quarter of 2004. Operating income differs from net income only by the exclusion of realized gains and losses on investments.

        Gross premiums written for the first quarter of 2005 were $1.05 billion, a 14.5% decrease compared to $1.22 billion in 2004. Net premiums written were $1.01 billion, a decrease of 14.1% from $1.18 billion for the first quarter of 2004. The Company’s GAAP combined ratio in the first quarter was 91.4% compared to 90.8% in 2004. Net investment income for the first quarter was $132.9 million compared to $100.9 million in the first quarter of 2004. Cash flow from operations for the first quarter of 2005 was $325.2 million, a decrease of 18.6% from $399.6 million in the first quarter of 2004.

        At March 31, 2005, the Company’s shareholders’ equity was $3.76 billion, or $66.65 per outstanding share. The change in book value represents a 1.2% increase from shareholders’ equity of $3.71 billion, or $66.09 per outstanding share, at December 31, 2004.

        Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “We are pleased with the results achieved this quarter. Our superior existing portfolio of business, our ratings, our diversified operating platform, our people and our culture position us well in this changing market.”

        This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

        A conference call discussing the first quarter results will be held at 8:30 a.m. Eastern Time on April 19, 2005. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

        Anyone receiving this release by wire or through the Internet may visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

1 The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax realized gains (losses) as the following reconciliation displays:

	Three Months Ended March 31,

(Dollars in thousands, except per share amounts)	2005		2004

	(unaudited)
	amount	per diluted share	amount	per diluted share

Net income	$167,095	$2.93	$126,101	$2.22
After-tax realized gains (losses)	1,848	0.03	(25,442)	(0.46)

After-tax operating income	$165,247	$2.90	$151,543	$2.67

Although realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

– Financial Details Follow –

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
	Three Months Ended March 31,

(Dollars in thousands, except per share amounts)	2005	2004

	(unaudited)
REVENUES:
Premiums earned	$1,005,915	$1,055,065
Net investment income	132,886	100,897
Net realized capital gains (losses)	2,477	(34,908)
Net derivative expense	(1,221)	(3,752)
Other (expense) income	(5,390)	1,460

Total revenues	1,134,667	1,118,762

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	668,254	711,528
Commission, brokerage, taxes and fees	222,322	222,779
Other underwriting expenses	28,756	23,598
Interest expense on senior notes	12,235	9,736
Interest expense on junior subordinated debt	9,362	4,419
Interest expense on credit facility	110	324

Total claims and expenses	941,039	972,384

INCOME BEFORE TAXES	193,628	146,378
Income tax expense	26,533	20,277

NET INCOME	$167,095	$126,101

Other comprehensive (loss) income, net of tax	(128,625)	66,863

COMPREHENSIVE INCOME	$38,470	$192,964

PER SHARE DATA:
Average shares outstanding (000's)	56,141	55,771
Net income per common share - basic	$2.98	$2.26

Average diluted shares outstanding (000's)	57,076	56,834
Net income per common share - diluted	$2.93	$2.22

EVEREST RE GROUP, LTD. CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value per share)	March 31, 2005	December 31, 2004

	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value
(amortized cost: 2005, $9,724,091; 2004, $9,609,617)	$9,917,731	$9,947,172
Equity securities, at market value (cost: 2005, $739,738; 2004, $571,717)	798,788	650,871
Short-term investments	428,532	585,875
Other invested assets (cost: 2005, $168,035; 2004, $160,188)	169,280	161,324
Cash	151,522	184,930

Total investments and cash	11,465,853	11,530,172
Accrued investment income	132,553	130,216
Premiums receivable	1,281,834	1,314,160
Reinsurance receivables	1,197,279	1,210,795
Funds held by reinsureds	200,618	195,944
Deferred acquisition costs	336,529	331,909
Prepaid reinsurance premiums	80,014	84,646
Deferred tax asset	209,626	159,874
Other assets	142,742	115,050

TOTAL ASSETS	$15,047,048	$15,072,766

LIABILITIES:
Reserve for losses and adjustment expenses	$7,972,242	$7,836,306
Future policy benefit reserve	149,833	152,179
Unearned premium reserve	1,596,512	1,595,630
Funds held under reinsurance treaties	250,531	282,472
Losses in the course of payment	49,757	19,069
Contingent commissions	243	2,509
Other net payable to reinsurers	52,029	47,462
Current federal income taxes	29,383	31,854
8.5% Senior notes due 3/15/2005	-	249,976
8.75% Senior notes due 3/15/2010	199,367	199,341
5.4% Senior notes due 10/15/2014	249,592	249,584
Junior subordinated debt securities payable	546,393	546,393
Accrued interest on debt and borrowings	9,229	16,426
Other liabilities	186,258	131,047

Total liabilities	11,291,369	11,360,248

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized;
(2005) 56.4 million and (2004) 56.2 million issued	568	566
Additional paid-in capital	993,468	983,025
Unearned compensation	(6,664)	(7,108)
Accumulated other comprehensive income, net of deferred income taxes of
$96.8 million at 2005 and $135.6 million at 2004	200,112	328,737
Retained earnings	2,591,145	2,430,248
Treasury shares, at cost; 0.5 million shares (2005 and 2004)	(22,950)	(22,950)

Total shareholders' equity	3,755,679	3,712,518

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$15,047,048	$15,072,766

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended March 31,

(Dollars in thousands)	2005	2004

	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$167,095	$126,101
Adjustments to reconcile net income to net cash provided by
operating activities:
Decrease (increase) in premiums receivable	32,778	(136,084)
Increase in funds held by reinsureds, net	(37,082)	(57,767)
Decrease in reinsurance receivables	11,143	20,920
(Increase) decrease in deferred tax asset	(12,648)	2,410
Increase in reserve for losses and loss adjustment expenses	140,692	338,185
Decrease in future policy benefit reserve	(2,346)	(2,409)
Increase in unearned premiums	842	118,745
Increase (decrease) in other assets and liabilities	19,074	(52,129)
Non-cash compensation expense	444	286
Amortization of bond premium	7,644	6,431
Amortization of underwriting discount on senior notes	58	48
Realized capital (gains) losses	(2,477)	34,908

Net cash provided by operating activities	325,217	399,645

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale	123,015	168,786
Proceeds from fixed maturities sold - available for sale	120,270	512,887
Proceeds from equity securities sold	-	1,317
Proceeds from other invested assets sold	1,781	280
Cost of fixed maturities acquired - available for sale	(367,968)	(1,060,147)
Cost of equity securities acquired	(168,021)	(108,230)
Cost of other invested assets acquired	(6,417)	(289)
Net sales (purchases) of short-term securities	158,866	(427,798)
Net increase in unsettled securities transactions	31,174	101,155

Net cash used in investing activities	(107,300)	(812,039)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	10,445	12,044
Dividends paid to shareholders	(6,198)	(5,592)
Repayment of senior notes	(250,000)	-
Net proceeds from issuance of junior subordinated notes	-	319,997

Net cash (used in) provided by financing activities	(245,753)	326,449

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(5,572)	2,278

Net decrease in cash	(33,408)	(83,667)
Cash, beginning of period	184,930	184,859

Cash, end of period	$151,522	$101,192

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid, net	$36,890	$19,528
Interest paid	$28,847	$23,957